Exhibit 5.1

November 15, 2018

Hi-Crush Partners LP

1330 Post Oak Blvd., Suite 600

Houston, Texas 77056

Ladies and Gentlemen:

(1)    We have acted as counsel for Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, by the selling unitholders identified in the Registration Statement of up to 11,000,000 common units representing limited partner interests in the Partnership (the “Common Units”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

In rendering the opinions set forth below, we have examined (i) the Registration Statement, including the Prospectus, (ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), (iii) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware and (iv) such other certificates and documents as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that:

(i)    all information contained in all documents reviewed by us is true and correct;

(ii)    all signatures on all documents examined by us are genuine;

(iii)    each person signing documents we examined has the legal authority and capacity to do so;

(iv)    all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents;

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

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(v)    each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(vi)    the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; and

(vii)    all Common Units will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

Based upon and subject to the foregoing, we are of the opinion that the Common Units proposed to be sold or distributed by the selling unitholders have been validly issued and fully paid (to the extent required under the Partnership Agreement) and are nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and as described in the Prospectus).

The opinions expressed herein are qualified in the following respects:

(i)    We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(ii)    This opinion is limited in all respects to the DRULPA and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

(iii)    We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.